UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 22, 2017

SERVICENOW, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35580	20-2056195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2225 Lawson Lane
Santa Clara, California		95054
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 501-8550

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02:

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On February 24, 2017, Frank Slootman notified ServiceNow, Inc. (the “Company”) of his decision to resign from his position as the Company’s President and Chief Executive Officer, effective April 3, 2017. Mr. Slootman will continue to serve as Chairman of the Company’s Board of Directors (the “Board”).

(c)

On February 22, 2017, based upon the recommendation of the Leadership Development and Compensation Committee of the Board, the Board approved and appointed John J. Donahoe, age 56, as the Company’s President and Chief Executive Officer and expects to appoint Mr. Donahoe as a member of the Board, each effective as of April 3, 2017. From 2008 through 2015, Mr. Donahoe served as President and Chief Executive Officer of eBay, Inc. (“eBay”), provider of the global eBay.com online marketplace and PayPal digital payments platform. Mr. Donahoe joined eBay in 2005 as President of eBay Marketplaces, responsible for eBay’s global e-Commerce businesses, and was appointed President and Chief Executive Officer in 2008. He has also served on eBay’s Board of Directors since 2008. Prior to joining eBay, Mr. Donahoe was the Worldwide Managing Director of Bain & Company from 1999 to 2005, and a Partner from 1992 to 1999. Mr. Donahoe also serves on the Board of Directors of Intel Corporation, Nike, Inc., and PayPal Holdings, Inc. Mr. Donahoe received his B.A. in Economics from Dartmouth College and an M.B.A. from the Stanford Graduate School of Business.

Mr. Donahoe is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Donahoe and the Company entered into an Employment Agreement dated February 22, 2017 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Donahoe will receive an initial annual base salary of $625,000. In addition, Mr. Donahoe will be eligible for an annual performance-based cash bonus, with a target amount equal to 100% of his base salary based on performance measures set and being satisfied, as determined by the Compensation Committee of the Board.

Pursuant to the Employment Agreement, Mr. Donahoe will be granted the following equity awards under the Company’s 2012 Equity Incentive Plan in connection with his employment with the Company:

•	a restricted stock unit award to acquire such number of shares of the Company’s common stock equal to $15,000,000 divided by the average daily closing price of the Company’s common stock for the 30 business days ending on the day immediately prior to the date of grant (the “RSU”) that will vest and settle as to 20% of the RSU in February 2018, with the remaining RSU to vest in equal quarterly installments over the subsequent 16 quarters, subject to Mr. Donahoe’s continued employment as CEO of the Company.

•	contingent upon Mr. Donahoe’s purchase of $1,000,000 worth of shares of the Company’s common stock on the public market within 30 days following his Start Date (as defined in the Employment Agreement), a restricted stock unit award to acquire such number of shares of the Company’s common stock equal to $1,000,000 divided by the average daily closing price of the Company’s common stock for the 30 business days ending on the day immediately prior to the date of grant (the “Additional RSU”) that will vest in quarterly installments over eight quarters, subject to Mr. Donahoe’s continued employment as CEO of the Company and his continued retention of the shares he purchased on the open market.

•

a stock option to purchase such number of shares of the Company’s common stock equal to $15,000,000 divided by (i) the average daily closing price of the Company’s common stock for the 30 business days ending on the day immediately prior to the date of grant, multiplied by (ii) the applicable Black-Scholes ratio as determined by the Company (the “Option”), with an exercise price equal to the closing price of the

Company’s common stock on the date of grant. The Option will vest over five years upon satisfaction of both time-based and performance-based requirements, as described in the Employment Agreement, subject to Mr. Donahoe’s continued employment as CEO of the Company.

•	a performance-based restricted stock unit to acquire such number of shares of the Company’s common stock equal to $9,000,000 divided by the average daily closing price of the Company’s common stock for the 30 business days ending on the day immediately prior to the date of grant (the “PRSU”). The PRSU will have a one-year performance period ending December 31, 2017 and time-vest in equal installments over four quarters commencing in August 2018, subject to Mr. Donahoe’s continued employment with the Company.

If Mr. Donahoe’s RSU, Additional RSU, Option and/or PRSU are not assumed in a Change in Control (as defined in the Employment Agreement), then the vesting of the RSU and the Additional RSU will accelerate in full, the Option will accelerate in full to the extent applicable and the PRSU will be treated in the same manner as the 2017 performance stock units granted to other senior executives of the Company.

If Mr. Donahoe’s employment with the Company is terminated without Cause or through Constructive Termination (each as defined in the Employment Agreement), whether outside of or in connection with a Change in Control, then Mr. Donahoe will be entitled to receive cash severance and equity acceleration, in each case as described in the Employment Agreement. Receipt of severance benefits is conditioned on execution by Mr. Donahoe of a release of claims in favor of the Company.

In connection with his appointment as the Chief Executive Officer, Mr. Donahoe will execute the Company’s standard form of indemnity agreement for officers.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is incorporated in this Item 5.02 by reference as Exhibit 10.1.

(e)

The information set forth above under 5.02(c) is hereby incorporated by reference into this Item 5.02(e).

Item 9.01:

Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement dated February 22, 2017 among the Company and John J. Donahoe.

99.1	Press Release dated February 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICENOW, INC.

Date: February 27, 2017	By:	/s/ Frank Slootman
Frank Slootman President and Chief Executive Officer

Exhibit List

Exhibit No.	Exhibit Title

10.1	Employment Agreement dated February 22, 2017 among the Company and John J. Donahoe.

99.1	Press Release dated February 27, 2017.